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                                                                    Exhibit 23.1


Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Netpodium Inc. 1998 Stock Option/Stock Issuance Plan of InterVU Inc. of our report dated February 12, 1999 (except for the last paragraph of Note 6, as to which the date is March 19, 1999), with respect to the financial statements and schedule of InterVU Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                       /s/ Ernst & Young LLP



August 30, 1999
San Diego, California